SCHEDULE 14C INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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EMMAUS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

Commission File Number: 000-53072

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EMMAUS HOLDINGS, INC.

20725 S. Western Avenue, Ste. 136
Torrance, CA  90501-1884

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT
OF MAJORITY STOCKHOLDERS WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that stockholders of Emmaus Holdings, Inc., a Delaware corporation (“Emmaus,” “the Company,” “we” or “us”), holding a majority of the voting rights of our common stock executed a written consent dated May 3, 2011 in lieu of a special meeting authorizing our Board of Directors to take all steps necessary to approve the Emmaus Holdings, Inc. 2011 Stock Incentive Plan (the “Incentive Plan”).

The accompanying information statement, which describes the Incentive Plan in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Incentive Plan under the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws. Accordingly, the Incentive Plan will not be submitted to the other stockholders of the Company for a vote.

Our Board of Directors has fixed the close of business on May 3, 2011 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of the action by written consent.  Pursuant to Rule 14c-2 under the Exchange Act, the Incentive Plan will not be implemented until at least twenty (20) calendar days after the mailing of this information statement to our stockholders.  This information statement will be mailed on approximately May 6, 2011 to stockholders of record on May 3, 2011.

No action is required by you to effectuate this action. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.  This letter is the notice required by Section 228 of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO APPROVE THE INCENTIVE PLAN.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

By order of the Board of Directors,

/s/ Yutaka Niihara
Yutaka Niihara, M.D., MPH
Chief Executive Officer, President and Director Torrance, California May 5, 2011

EMMAUS HOLDINGS, INC.

INFORMATION STATEMENT REGARDING
CORPORATE ACTION TAKEN BY WRITTEN CONSENT OF
OUR BOARD OF DIRECTORS AND HOLDERS OF
A MAJORITY OF OUR VOTING CAPITAL STOCK
IN LIEU OF SPECIAL MEETING

Emmaus Holdings, Inc. (“Emmaus,” “the Company,” “we” or “us”) is furnishing this information statement to you to provide a description of actions taken by our Board of Directors on May 3, 2011 and by the holders of a majority of our outstanding voting capital stock in accordance with the relevant sections of the General Corporation Law of the State of Delaware (the “Delaware Code”).

This information statement is being mailed on approximately May 6, 2011 to stockholders of record on May 3, 2011 (the “Record Date”). The information statement is being delivered only to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE INCENTIVE PLAN. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

GENERAL DESCRIPTION OF CORPORATE ACTION

On May 3, 2011, our Board of Directors unanimously approved an equity incentive plan, the “Emmaus Holdings, Inc. 2011 Stock Incentive Plan” (the “Incentive Plan”) in order to provide an incentive to attract and retain eligible personnel performing services for the Company and to motivate such persons to contribute to the growth and profitability of the Company.  On May 3, 2011, the holders of a majority of our outstanding voting capital stock delivered an executed written consent of stockholders authorizing and approving the Incentive Plan.

VOTING AND VOTE REQUIRED

Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting.  Approval by at least a majority of the outstanding voting power of our shares of voting capital present and voting on the matter at a meeting would be required to approve the Incentive Plan.

On May 3, 2011, we had a total of 24,423,714 voting shares of capital stock outstanding, which consists of 24,423,714 shares of common stock.  Each common stockholder is entitled to one vote for each share of common stock held by such stockholder.   On May 3, 2011, the following stockholders holding an aggregate of 12,902,168 shares of stock, or 52.8%, of all eligible votes, delivered an executed written consent authorizing the Incentive Plan.

Stockholder	No. of Shares
Yutaka and Soomi Niihara	9,529,711
AFH Holding & Advisory, LLC	2,372,250
Timothy Brasel	500,000
Griffin Ventures LTD.	300,000
Willis C. Lee	176,913
Lan T. Tran	23,294
Total	12,902,168

Accordingly, the written consent executed by the stockholders satisfies the stockholder approval requirement for authorization of the Incentive Plan.  In an effort to minimize the Company's expenses, a special meeting of the stockholders is not required and will not be held because stockholders holding a majority of the eligible votes are in favor of the action.

NOTICE PURSUANT TO DELAWARE CODE SECTION 228

Pursuant to Delaware Code Section 228, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This information statement serves as the notice required by Delaware Code Section 228.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this information statement will be borne by us. If our stockholders hold their securities through a nominee, we will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of ‘‘householding’’ stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of this information statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this Information Statement to you if you write or call us at the following address or telephone number: Emmaus Holdings, Inc., 20725 S. Western Avenue, Ste. 136, Torrance, CA  90501-1884, (310) 214-0065. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

INTEREST OF EXECUTIVE OFFICERS AND DIRECTORS

The Company’s executive officers or directors have an interest in the adoption of the Incentive Plan to the extent that such executive officers and directors are eligible to receive awards under the Incentive Plan.

EFFECTIVE DATE OF THE 2011 STOCK INCENTIVE PLAN

Under applicable federal securities laws, the Incentive Plan cannot be effective until at least 20 calendar days after this information statement is first mailed to stockholders. The Incentive Plan will become effective approximately 20 calendar days after this information statement is first mailed to our stockholders.

NO APPRAISAL RIGHTS

Under the Delaware Code, stockholders are not entitled to appraisal rights with respect to the adoption of an equity incentive plan, and the Company will not independently provide stockholders with any such right.

APPROVAL OF THE EMMAUS HOLDINGS, INC. 2011 STOCK INCENTIVE PLAN

OVERVIEW

The Board of Directors has adopted and the stockholders have approved by written consent an equity incentive plan, the “Emmaus Holdings, Inc. 2011 Stock Incentive Plan” (the “Incentive Plan”). Stockholder approval of the Incentive Plan enables the Company to satisfy stock exchange listing requirements and to make awards that qualify as performance-based compensation that is exempt from the deduction limitation set forth under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain exceptions, Section 162(m) generally limits the corporate income tax deductions to $1,000,000 annually for compensation paid to each of the Chief Executive Officer and the other three highest paid executive officers of the Company required to be reported under the proxy disclosure rules. The Company intends to cause the shares of common stock that will become available for issuance to be registered on a Form S-8 registration statement to be filed with the SEC at the Company’s expense.

The amount and nature of the proposed awards under the Incentive Plan have not yet been determined, although the Incentive Plan permits grants of stock options, stock appreciation rights, or SARs, restricted stock or units, unrestricted stock, deferred stock and performance awards. The Company’s board of directors believes that the Incentive Plan will be an important factor in attracting, retaining and motivating employees, consultants, agents, and directors of the Company and its affiliates, collectively referred to herein as Eligible Persons. Our board of directors believes that the Company needs the flexibility both to have an ongoing reserve of common stock available for future equity-based awards, and to make future awards in a variety of forms.

Pursuant to the Incentive Plan, 3,000,000 shares of common stock will be reserved for future awards to eligible persons. The following is a summary of the material provisions of the Incentive Plan and is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is attached hereto as Appendix A.  Capitalized terms used in this summary and not otherwise defined herein will have the meanings ascribed to such terms in the Incentive Plan.

THE PURPOSE OF THE INCENTIVE PLAN

The purpose of the Incentive Plan is to attract, retain and motivate select Eligible Persons, and to provide incentives and rewards for superior performance.

SHARES SUBJECT TO THE INCENTIVE PLAN

The Incentive Plan provides that no more than 3,000,000 shares of common stock may be issued pursuant to awards under the Incentive Plan. These shares shall be authorized but unissued shares, or shares that the Company otherwise holds in treasury or in trust. The number of shares available for awards, as well as the terms of outstanding awards, is subject to adjustment as provided in the Incentive Plan for stock splits, stock dividends, recapitalizations and other similar events. Shares of common stock that are subject to any award that expires, or is forfeited, cancelled or otherwise terminated without the issuance of some or all of the shares that are subject to the award will again be available for subsequent awards unless such shares are used as payment in connection with any award or used to satisfy tax obligations with respect to an award.

The maximum awards that can be granted under the Incentive Plan to a single participant in any calendar year is 500,000 shares of common stock in the form of options or SARs, and 500,000 shares of common stock in the form of restricted shares, restricted share units, stock bonus and other stock-based awards.

ADMINISTRATION

Either the Company’s Compensation Committee of the board of directors or another committee appointed by the Company’s board of directors will administer the Incentive Plan. The Compensation Committee of our board of directors and any other committee exercising discretion under the Incentive Plan from time to time are referred to herein as the “Committee.” It is expected that the Compensation Committee of our board of directors will act as the Committee for purposes of the Incentive Plan. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers) to make awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers whom the Company has specifically authorized to make awards). With respect to decisions involving an award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more directors who are “outside directors” for purposes of that Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.

Subject to the terms of the Incentive Plan, the Committee has express authority to determine the Eligible Persons who will receive awards, the number of shares of common stock, units or dollars to be covered by each award, and the terms and conditions of awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the Incentive Plan and its administration, to interpret and construe the terms of the Incentive Plan and the terms of all award agreements, and to take all actions necessary or advisable to administer the Incentive Plan.

Stock awards granted under the Incentive Plan (other than annual director stock grants described below) will have a minimum forfeiture period of at least three years (but such forfeiture periods may lapse in installments).  However, performance-based stock awards may have a minimum vesting or forfeiture period of one year.  As an exception to these minimum vesting and forfeiture provisions, the Committee has discretion to accelerate the exercisability or vesting of outstanding awards or waive any restrictions applicable to such awards in connection with a participant’s death, disability, retirement, involuntary termination, a change in control or for recruitment.  In addition, the Committee will have discretion to award up to 10% of the shares reserved under the Incentive Plan without regard to these minimum vesting or forfeiture periods, primarily for special one-time recognition awards and retention purposes.

The Incentive Plan provides that the Company will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the Incentive Plan. The Incentive Plan releases these individuals from liability for good faith actions associated with the Incentive Plan’s administration.

ELIGIBILITY

The Committee may grant options that are intended to qualify as incentive stock options, or ISOs, only to employees of the Company or its affiliates, and may grant all other awards to Eligible Persons. The Incentive Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an award.

TYPES OF AWARDS

Options.  Options granted under the Incentive Plan provide Participants with the right to purchase shares of common stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify, referred to herein as Non-ISOs. The Incentive Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceeds $100,000 (based upon the fair market value of the shares of common stock on the option grant date).

Share Appreciation Rights (SARs). A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or shares of common stock equal in value to an amount determined by multiplying (a) the excess of the fair market value, on the date of exercise, of the shares of common stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares by (b) the number of shares with respect to which the SARs are being exercised. The Committee may grant SARs in tandem with options or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs. The exercise price of ISOs, Non-ISOs, and SARs may not be less than 100% of the fair market value on the grant date of the shares of common stock subject to the award (110% of fair market value for ISOs granted to employees who, on the grant date, own stock representing more than 10% of the combined voting power of all classes of stock of the Company).

Exercise of Options and SARs. To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of several forms (or combination of them), including: cash or check in U.S. dollars, certain shares of common stock, and cashless or “net” exercise under a program the Committee approves. The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, on the grant date, own more than 10% of the combined voting power of all classes of stock of the Company).

Unless otherwise provided under the terms of the agreement evidencing a grant, options and SARs that have vested may be exercised during the six-month period after the optionee retires, during the one-year period after the optionee’s termination of service due to death or permanent disability, and during the 90-day period after the optionee’s termination of employment other than for cause (but in no case later than the termination date of the option or SAR). Each option or SAR that remains unexercisable at the time of termination shall be terminated at the time of termination. The agreement evidencing the grant of an option or SAR may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to such grant upon a termination or change in status of the employment or service of the participant. All SARs may be settled in cash or shares of the Company’s stock in the discretion of the Committee.

Restricted Shares, Stock Units, Stock Bonus, and Other Stock-Based Awards. Under the Incentive Plan, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares of common stock after certain vesting requirements are met, and may grant unrestricted shares as to which the Participant’s interest is immediately vested (subject to the exceptions to the minimum vesting requirements described above). The Incentive Plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such awards becomes vested, which may include the achievement of financial or other objective performance goals or other objectives.

The performance goals described in the preceding paragraphs may be established by the Committee, in its discretion, based on one or more of the following measures (the “Business Criteria”):  (1) return on total stockholder equity; (2) earnings or book value per share of Company Stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT,” “EBITA” or “EBITDA”); (5) inventory goals; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) earnings from continuing operations; (10) levels of expense, costs or liabilities; (11) unit level performance; (12) operating profit; (13) sales or revenues; (14) stock price appreciation; (15) total stockholder return; (16) implementation or completion of critical projects or processes; or (17) any combination of the foregoing.  Where applicable, Business Criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Each of the Business Criteria shall be determined, where applicable and except as otherwise provided by the Committee, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Business Criteria in recognition of unusual or non-recurring events affecting the Company or any affiliate or the financial statements of the Company or any affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Whenever shares of common stock are delivered pursuant to these awards, the Participant will be entitled to receive additional shares of common stock equal to the sum of (i) any stock dividends that the Company’s stockholders received between the grant date of the award and issuance or release of the shares of common stock and (ii) a number of additional shares of common stock equal to the shares of common stock that the Participant could have purchased at fair market value on the payment date of any cash dividends for shares of common stock if the Participant had received such cash dividends between its grant date and its settlement date. However, any dividend equivalents awarded in connection with a grant of any performance-based award will not be payable unless and until the performance conditions applicable to the award have been met, or the award otherwise becomes vested in accordance with the award agreement and the Incentive Plan.

Annual Non-Employee Director Grants.  The Incentive Plan provides for annual grants of 10,000 options to non-employee directors (the “Annual Director Award”).  Each Annual Director Award will vest in four substantially equal quarterly installments.

CLAWBACK OF AWARDS

Unless otherwise provided in an agreement granting an award, the Company may terminate any outstanding, unexercised, unexpired or unpaid award, rescind any exercise, payment or delivery pursuant to the award, or recapture any common stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of shares issued pursuant to the award in the event of the discovery of the Participant’s fraud or misconduct, or otherwise in connection with a financial restatement.

Income Tax Withholding

As a condition for the issuance of shares pursuant to awards, the Incentive Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares.

Transferability

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers in the form of Non-ISOs, share-settled SARs,

Restricted Shares, or Performance Shares to charitable institutions, certain family members or related trusts, or as otherwise approved by the Committee.

Certain Corporate Transactions

The Committee shall equitably adjust the number of shares covered by each outstanding award, the number of shares that have been authorized for issuance under the Incentive Plan but as to which no awards have yet been granted or that have been returned to the Incentive Plan upon cancellation, forfeiture or expiration of an award, and the maximum number of shares that may be granted in any calendar year to individual participants, as well as the price per share covered by each outstanding award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company.

In addition, in the event of a Change in Control (as defined in the Incentive Plan) but subject to the terms of any award agreements or any employment or other similar agreement between the Company or any of its affiliates and a Participant then in effect, each outstanding award shall be assumed or a substantially equivalent award shall be substituted by the surviving or successor corporation or a parent or subsidiary of such surviving or successor corporation upon the consummation of the transaction; provided, however, that to the extent outstanding awards are neither being assumed nor replaced with substantially equivalent awards by the successor corporation, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding awards, take one or more of the following actions: (a) accelerate the vesting of awards for any period so that awards shall vest (and, to the extent applicable, become exercisable) as to the shares of common stock that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares of common stock issued pursuant to an award shall lapse as to the shares of common stock subject to such repurchase right; (b) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding awards; or (c) terminate all or some awards upon the consummation of the transaction, provided that the Committee shall provide for vesting such awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an award is not exercised prior to consummation of a transaction in which the award is not being assumed or substituted, such award shall terminate upon such consummation.

TERM OF THE INCENTIVE PLAN; AMENDMENTS OR TERMINATION

The term of the Incentive Plan is ten years from the date of adoption by the board of directors. The Company’s board of directors may from time to time, amend, alter, suspend, discontinue or terminate the Incentive Plan; provided that no amendment, suspension or termination of the Incentive Plan shall materially and adversely affect awards already granted. Furthermore, the Incentive Plan specifically prohibits the repricing of stock options or SARs without stockholder approval.  For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a stock option or SAR to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a stock option or SAR at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change.  Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

EXPECTED TAX CONSEQUENCES

The following is a brief summary of certain U.S. tax consequences of certain transactions under the Incentive Plan. This summary is not intended to be complete and does not describe state or local tax consequences.

U.S. Federal Income Tax Consequences

Under the Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code section 162(m)). For Participants, the expected U.S. federal income tax consequences of awards are as follows:

Non-ISOs. A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares of common stock issued to the Participant on the exercise date, over (b) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs. A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares of common stock are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (a) the Participant recognizes ordinary income gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (b) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Share Appreciation Rights. A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the value of any cash or shares of common stock that the Participant receives.

Restricted Shares.  A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Internal Revenue Code to include in income the fair market value of the restricted shares as of the date of such transfer.  If the participant makes the election under Section 83(b), the Company will be entitled to a corresponding deduction.  Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer).  To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units.  A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions.  Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount.

Other Stock-Based Awards.  Normally, a participant will not recognize taxable income upon the grant of other stock-based awards.  Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant.  The Company also will then be entitled to a deduction in the same amount.

Stock Bonus Awards. A Participant will recognize income at the time of grant of unrestricted stock bonus awards in an amount equal to the excess of the market value of the unrestricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature).

Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Code section 162(m) in certain circumstances.

Income Taxes and Deferred Compensation. The Incentive Plan provides that participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with awards (including any taxes arising under Section 409A of the Code), and that the Company will not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. Nevertheless, the Incentive Plan authorizes the Committee to grant or to unilaterally modify any award in a manner that (i) conforms with the requirements of Section 409A of the Code, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the award at the earliest to occur of a distribution event that is allowable under

Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, with the Committee’s consent, in accordance with Section 409A.

General Tax Law Considerations

The preceding paragraphs are intended to be merely a summary of certain important tax law consequences concerning a grant of options under the Incentive Plan and the disposition of shares issued thereunder in existence as of the date of this filing. Special rules may apply to the Company’s officers, directors or greater than ten percent stockholders. Participants in the Incentive Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an award or the underlying shares.

NEW PLAN BENEFITS

The Committee will grant awards under the Incentive Plan at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of awards to be provided under the Incentive Plan, other than to note that the Committee has not granted awards that are contingent upon the approval of the Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the date of this information statement are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of our common stock based on 24,423,714 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of our company;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

We currently have 24,423,714 shares of our common stock, options to purchase 23,590 shares of our common stock, warrants to purchase 292,596 shares of our common stock and convertible notes convertible into 260,098 shares of our common stock issued and outstanding.  Beneficial ownership is determined in accordance with the rules of the SEC.

Unless otherwise indicated in the table or its footnotes, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated in the table or its footnotes, the address of each stockholder listed in the table is c/o Emmaus Holdings, Inc., 20725 S. Western Avenue, Ste. 136, Torrance, CA  90501-1884.

Name and Address of Beneficial Owner	Title	Share of Common Stock Beneficially Owned		Percent of Class Beneficially Owned

Directors and Executive Officers

Yutaka Niihara, M.D., MPH	Chief Executive Officer, President and Director	9,573,940	(1)	39.2%

Willis C. Lee	Chief Operating Officer and Director	176,913		0.7%

Yasushi Nagasaki	Chief Financial Officer	-		-

Lan T. Tran	Chief Administrative Officer and Corporate Secretary	23,294		0.1%

Steve Warnecke	Director	64,000		0.3%

Dr. Henry A. McKinnell, Jr.	Chairman of the Board	11,795	(2)	*

Douglas W. Wilmore, M.D.	Director	114,995	(3)	0.5%

Amir F. Heshmatpour 9595 Wilshire Blvd, Suite 700 Beverly Hills, CA 90212	Director	2,672,250	(4)	10.9%

Officers and Directors as a Group (total of 8 persons)		12,637,187	(5)	51.7%

5% Holders

AFH Holding & Advisory, LLC (6) 9595 Wilshire Blvd, Suite 700 Beverly Hills, CA 90212		2,372,250		9.7%

Daniel R. and Yuka I. Kimbell		2,434,028	(7)	9.9%
* Less than 0.1%

(1)
Includes 9,529,711 shares that are held jointly by Yutaka and Soomi Niihara.   Also includes 44,229 shares of common stock for which Dr. Niihara is custodian.  Dr. Niihara may be deemed the indirect beneficial owner of these securities since he has sole voting and investment control over the securities.

(2)	Represents options to purchase 11,795 shares of common stock.

(3)
Includes options to purchase 11,795 shares of common stock held by Dr. Wilmore and 103,200 shares of common stock owned by Dr. Wilmore's spouse over which Dr. Wilmore is deemed to have shared investment and voting power.  Dr. Wilmore disclaims beneficial ownership of the shares owned by his spouse.

(4)
Represents 2,372,250 shares of common stock owned by AFH Advisory and 300,000 shares of common stock owned by Griffin Ventures LTD (“Griffin”).  Mr. Heshmatpour is the sole member of AFH Advisory and the control person of Griffin and has sole voting and investment control over the shares of common stock owned of record by AFH Advisory and Griffin. Accordingly, he may be deemed a beneficial owner of the 2,372,250 shares of common stock owned by AFH Advisory and the 300,000 shares of common stock owned by Griffin.

(5)	Includes options to purchase 23,590 shares of common stock.

(6)
Mr. Heshmatpour is the managing partner of AFH Advisory and may be deemed to have voting and dispositive controls with respect to these shares.  Mr. Heshmatpour disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(7)
Includes 44,229 shares of common stock held by the holder as custodian.  Daniel and Yuka Kimbell may be deemed the indirect beneficial owner of these securities since they have sole voting and investment control over the securities.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

On May 3, 2011, Emmaus Medical, Inc. (“Emmaus Medical”) merged with and into AFH Merger Sub, our wholly-owned subsidiary, with Emmaus Medical continuing as the surviving entity (the “Merger”).  At the consummation of the Merger, the board of directors immediately prior to the Merger, which consisted of Amir F. Heshmatpour and Timothy Brasel, appointed Yutaka Niihara, M.D., MPH, Willis C. Lee, Steve Warnecke, Dr. Henry A. McKinnell, Jr., and Douglas W. Wilmore, M.D. to the board of directors of the Company.  Mr. Brasel resigned as a director and as Vice President of the Company and Amir F. Heshmatpour resigned as President, Secretary and Chief Financial Officer of the Company.  In addition, concurrent with the closing of the Merger, our board of directors appointed Dr. Niihara as our President and Chief Executive Officer, Mr. Lee as our Chief Operating Officer, Lan T. Tran as our Chief Administrative Officer and Corporate Secretary and Yasushi Nagasaki as our Chief Financial Officer.  Dr. McKinnell was appointed Chairman of the Board.

The following table sets forth information concerning the compensation earned for services rendered to our predecessor and Emmaus Medical for the two fiscal years ended December 31, 2010 of the principal executive officer, in addition to our two most highly compensated officers whose annual compensation exceeded $100,000, and up to two additional individuals, as applicable, for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last fiscal year.

Name and Position	Year	Salary ($)	Total ($)
Yutaka Niihara, M.D., MPH	2010	125,000	125,000
President and Chief Executive Officer	2009	125,000	125,000

Willis C. Lee	2010	119,693	119,693
Chief Operating Officer and Director	2009	26,188	26,188

Lan T. Tran	2010	104,000	104,000
Chief Administrative Officer and	2009	110,500	110,500
Corporate Secretary

Amir F. Heshmatpour (1)	2010	-	-
Former President, Secretary and Chief	2009	-	-
Financial Officer
___________________________________
(1) Upon the closing of the Merger on May 3, 2011, Mr. Heshmatpour resigned as the President, Secretary and Chief Financial Officer of the Company.

Outstanding Equity Awards at 2010 Fiscal Year End

There were no outstanding equity awards in 2010.

Employment Agreements

We entered into employment agreements with Yutaka Niihara, M.D., MPH, our Chief Executive Officer, Willis C. Lee, our Chief Operating Officer, and Lan T. Tran, our Chief Administrative Officer on April 5, 2011 and with Yasushi Nagasaki, our Chief Financial Officer, on April 8, 2011 (collectively, the “Employment Agreements”).  Each of the Employment Agreements has an initial 2-year term, unless terminated earlier.  The Employment Agreements for Dr. Niihara, Mr. Lee and Ms. Tran automatically renew for additional one year periods unless the Company or the officer provides notice of non-renewal at least sixty (60) days prior to the expiration of the then current term.

Base Salary, Bonus and Other Compensation.  Dr. Niihara’s, Mr. Lee’s, Ms. Tran’s and Mr. Nagasaki’s base salary is $250,000, $180,000, $180,000 and $180,000 per year, respectively, which will be reviewed at least annually.  In addition to base salary, the officers are entitled to receive an annual performance bonus based on the officer’s performance for the previous year.  The target bonus for 2011 for Dr. Niihara, Mr. Lee and Ms. Tran are $50,000, $25,000 and $20,000, respectively.  There is no expected performance bonus for 2011 for Mr. Nagasaki.  The officers are also eligible to receive paid vacation, and participate in health and other benefit plans and will be reimbursed for reasonable and necessary business expenses.

Equity Compensation.  Effective December 31, 2011, and at the end of each calendar year on December 31st or as soon as reasonably practicable after each such December 31st (each a “Grant Date”), the Company will grant non-qualified ten-year stock options with a Black Scholes value of $100,000 to Dr. Niihara, $50,000 to Mr. Lee, and $40,000 to Ms. Tran with an exercise price per share equal to the “Fair Market Value” (as such term is defined in the Company’s 2011 Stock Incentive Plan) on the applicable Grant Date. Mr. Nagasaki will receive a grant of non-qualified ten-year options with a Black Scholes value of $40,000 on December 31, 2012, however, there is no predetermined grant of options to Mr. Nagasaki for 2011.  One-third of the options granted to each officer will vest on the first anniversary of the applicable Grant Date, one-third will vest on the second anniversary of the applicable Grant Date and the final one-third will vest on the third anniversary of the applicable Grant Date. Any unvested options will vest immediately upon a change in control (as defined below) or termination of the officer’s employment other than a voluntary termination by the officer or a termination of the officer for cause.  In the event that the officer is terminated for any reason other than cause, death or disability or retirement, each option, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term.  In the event that the officer’s employment terminates on account of death, disability or, with respect to any non-qualified stock option, retirement, each option granted that is outstanding and vested as of the date of such termination shall remain exercisable by such officer (or the officer’s legal representatives, heirs or legatees) for the one year period following such termination, but in no event following the expiration of its term.

Severance Compensation.    If Dr. Niihara’s, Mr. Lee’s, Ms. Tran’s or Mr. Nagasaki’s employment is terminated for any reason, other than without cause or good reason, each will be entitled to receive his or her base salary prorated through the termination date, any expense reimbursement due and owing for reasonable and necessary business expenses, and accrued vacation benefits (the “Voluntary Termination Benefits”). If termination is due to death or disability of the officer, then such officer will also receive an amount equal to his or her annual performance bonus, and for a termination due to disability only, 6 additional months of his base salary to be paid out over a 6-month period and payment of COBRA benefits of up to 6 months following the termination.  If Dr. Niihara is terminated without cause or resigns with good reason (not within 2 years following a change in control), he will receive the Voluntary Termination Benefits and, provided he signs a release of all claims relating to his employment, a severance package equal to one year of his base salary to be paid out over a 12-month period, a pro rata amount of the annual performance bonus for the calendar year in which the termination date occurs based on the achievement of any applicable performance terms or goals for the year, and payment of COBRA benefits of up to 12 months following the termination. If any of Mr. Lee, Ms. Tran or Mr. Nagasaki is terminated without cause or resigns with good reason (not within 2 years following a change in control), he or she will receive the Voluntary Termination Benefits and, provided he or she signs a release of all claims relating to his or her employment, a severance package equal to 6 months of his or her base salary to be paid out over a 6-month period, an amount equal to half of the targeted annual performance bonus, and payment of COBRA benefits of up to 6 months following the termination.

Termination with cause includes a proven act of dishonesty, fraud, embezzlement or misappropriation of Company proprietary information; a conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; willful misconduct which cannot be cured on reasonable notice to the officer; or the officer’s habitual failure or refusal to perform his duties if such failure or refusal is not cured within 20 days after receiving written notice thereof from the board of directors.  Good reason includes a reduction of more than 10% (or 25% in the case of Mr. Nagasaki) to the officer’s base salary or other compensation (except as part of a general reduction for all executive employees); a material diminution of the officer’s authority, responsibilities, reporting or job duties (except for any reduction for cause) (and except in Mr. Nagasaki’s case if his position is reduced to Treasurer, Comptroller or Controller during the first 14 months of employment); the Company’s material breach of the Employment Agreement; or, in the case of Dr. Niihara, Mr. Lee and Ms. Tran, a relocation of the business requiring the officer to move or drive to work more than 40 miles from its current location. The officer may terminate the Employment Agreement for good reason if he or she provides written notice to the Company within ninety (90) days of the event constituting good reason and the Company fails to cure the good reason within thirty (30) days after receiving such notice.

Change of Control.    The Employment Agreements will not be terminated upon a change of control.  A change of control means any merger or reorganization where the holders of the Company’s capital stock prior the transaction own fewer than 50% of the shares of capital stock after the transaction, an acquisition of 50% of the voting power of the Company’s outstanding securities by another entity, or a transfer of at least 50% of the fair market value of the Company’s assets.  Upon Dr. Niihara’s termination without cause or good reason that occurs within 2 years after a change of control, he will receive the Voluntary Termination Benefits and, provided he signs a release of all claims relating to his employment, a severance package equal to 2 years of his base salary to be paid out over a 12-month period, an amount equal to double the targeted annual performance bonus, payment of COBRA benefits of up to 18 months following the termination; and a one-time cash payment of $3.0 million. Upon Mr. Lee’s or Ms. Tran’s termination without cause or good reason that occurs within 2 years after a change of control or upon Mr. Nagasaki’s termination without cause or good reason that occurs within 1 year after a change of control, he or she will receive the Voluntary Termination Benefits and, provided he or she signs a release of all claims relating to his or her employment, a severance package equal to 1 year of his or her base salary to be paid out over a 12-month period, an amount equal to the full year targeted annual performance bonus, payment of COBRA benefits of up to 12 months following the termination.  Mr. Lee and Ms. Tran will also receive a one-time cash payment of $200,000.  In addition each officer’s unvested equity awards shall vest upon such termination and the officer will have 36 months, except for Mr. Nagasaki who will have 4 months, in which to sell or exercise such awards (subject to expiration of the term of such options).   The officer will also be free from all lock-up or other contractual restrictions upon the free sale of shares upon such termination.

Director Compensation

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2010 by members of board of directors, except Yutaka Niihara, M.D., MPH and Willis C. Lee, whose compensation for services as a director is included in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Steve Warnecke	-	-	-	-	-	-	-
Henry A. McKinnell, Jr., Ph.D.	3,000 (1)	-	36,000	-	-	-	39,000
Amir Heshmatpour	-	-	-	-	-	-	-
Douglas W. Wilmore, M.D.	2,000 (1)	-	36,000	-	-	-	38,000
_____________
(1) Represents fees earned for service on the board of directors of Emmaus Medical.

Non-officer directors will receive an annual grant of 10,000 options pursuant to the Incentive Plan.  Such grants will vest in equal quarterly installments on the last day of each fiscal quarter.  The Chairman of the Board will receive a one-time retainer grant of 10,000 options and each committee chair will receive a one-time retainer grant of 2,000 options.  Additionally, non-officer directors will receive compensation of $700 for each in-person board meeting that they attend $400 for each telephonic board meeting that they attend and $400 for each committee meeting. We expect the board of directors to hold four in-person meetings and two telephonic meetings each calendar year.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results, our objectives, the amount and timing of the contemplated initial public offering of our common stock. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

ADDITIONAL INFORMATION

We will furnish without charge to any stockholder, upon written or oral request, any documents filed by us pursuant to the Securities Exchange Act. Requests for such documents should be addressed to Emmaus Holdings, Inc., 20725 S. Western Avenue, Ste. 136, Torrance, CA  90501-1884. Documents filed by us pursuant to the Securities Exchange Act may be reviewed and/or obtained through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Securities and Exchange Commission's web site (http://www.sec.gov).

APPENDIX

Appendix A                       Emmaus Holdings, Inc. 2011 Stock Incentive Plan

By order of the Board of Directors,

/s/ Yutaka Niihara
Yutaka Niihara
Chief Executive Officer, President and Director Torrance, California May 5, 2011

APPENDIX A

EMMAUS HOLDINGS, INC.
2011 STOCK INCENTIVE PLAN

EMMAUS HOLDINGS, INC.

2011 Stock Incentive Plan

Emmaus Holdings, Inc. 2011 Stock Incentive Plan

GENERAL

1.1           General

The Emmaus Holdings, Inc. 2011 Stock Incentive Plan (the “Plan”) is designed to provide incentive compensation to certain selected individuals deemed by the Board, or its designee, to be critical to the business of Emmaus Holdings, Inc. (the “Company”), and its Affiliates.  Capitalized terms used herein shall have the meanings given in Article III below.

1.2           Administration

(a)           Administration by Committee; Constitution of Committee.  The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate (the “Committee”).  The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.  It is intended that at all times the Committee shall consist solely of Qualified Members, the number of whom shall not be less than two, provided that the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan.  A “Qualified Member” is both a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”) and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b)           Committee’s Authority.  The Committee shall have the authority to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any Award Agreement issued under the Plan, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) amend the Plan to reflect changes in applicable law.

(c)           Committee Action; Delegation.  Except as otherwise required by applicable law, actions of the Committee shall be taken by the vote of a majority of its members.  Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.  Notwithstanding the foregoing or any other provision of the Plan, the Committee (or the Board acting instead of the Committee), may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive Awards pursuant to the terms of the Plan, who will receive Awards under the Plan and the size of each such Award, to the fullest extent permitted by Section 157 of the Delaware General Corporation Law (or any successor provision thereto), provided that the Committee shall itself grant Awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of Section 16 of the 1934 Act or whose Awards could reasonably be expected to be subject to the deduction limitations of Section 162(m) of the Code.

(d)           Determinations Final.  The determination of the Committee on all matters relating to the Plan or any Award under the Plan shall be final, binding and conclusive.

(e)           Limit on Committee Members’ Liability.  Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or Affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

1.3           Persons Eligible for Awards

The persons eligible to receive Awards under the Plan are those officers, directors (whether or not they are employed by the Company), and executive, managerial, professional or administrative employees of, and consultants to, the Company and any Affiliate of the Company as the Committee in its sole discretion shall select.

1.4           Types of Awards Under Plan

The Awards available for grant hereunder shall be those described in Article II below.

1.5           Shares Available for Awards; Adjustments to Awards

(a)           Aggregate Number Available; Certificate Legends.  Subject to adjustment as provided under subparagraph (d)(1) below, the total number of shares of common stock of the Company (“Company Stock”) with respect to which Awards may be granted pursuant to the Plan shall not exceed 3,000,000 in the aggregate.  Shares issued pursuant to the Plan may be authorized but unissued Company Stock, authorized and issued Company Stock held in the Company’s treasury or Company Stock acquired by the Company for the purposes of the Plan.  The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

(b)           Limits.  Except as otherwise provided specifically herein, no provision of this Plan shall be deemed to limit the number or value of shares otherwise available for Awards under the Plan. Subject to adjustment as provided in subparagraph (d) below, in any calendar year, no Participant shall be granted Awards in respect of (i) more than 500,000 shares of Company Stock in the form of grants of Options or Stock Appreciation Rights, or (ii) more than 500,000 shares of Company Stock in the form of grants of Restricted Stock, Stock Units or Stock Grants.  Any Awards granted and subsequently canceled or deemed to be canceled in a calendar year shall count against this limit even after their cancellation.

(c)           Certain Shares to Become Available Again. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Company Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Company Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Company Stock exchanged by a Participant or withheld by the Company or any Affiliate to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Award is exercised. In addition, (i) to the extent an Award is paid or settled in cash, the number of shares of Company Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) Shares of Company Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Company Stock available for Awards under the Plan.

(d)           Adjustments to Available Shares and Existing Awards Upon Changes in Company Stock or Certain Other Events.  In the event that any special or extraordinary dividend or other extraordinary distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall adjust, as it deems necessary or appropriate, (1) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of stock or other property, including cash, issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the limitations set forth in Section 1.5(a) and (b); provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Company Stock subject to an Award or the exercise price of any option or stock appreciation right.

(e)           Limitation on Vesting for Awards.  Notwithstanding any provision of the Plan to the contrary, any stock-settled Award that vests solely on the basis of the passage of time (e.g., not on the basis of achievement of performance goals) shall not vest more quickly than ratably over a three (3)-year period following the date of grant, except that the Award Agreement may reflect, or the Committee may in its discretion provide after the date of grant for, earlier or accelerated vesting (on a full or pro rata basis) (i) in the event of the Participant’s death, disability, retirement, or involuntary Termination of Service, (ii) upon a merger, sale of assets, reorganization or similar change in control of the Company, or (iii) in connection with establishing the terms and conditions of employment of a Participant necessary for the recruitment of the Participant.  The provisions of this Section 1.5(e) shall not apply to (x) any Award that becomes vested based on the achievement of performance goals over a period of at least one year, (y) Director Stock Awards granted under Section 2.8, or (z) Awards involving an aggregate number of shares of Company Stock not exceeding 5% of the number of shares available for Awards under Section 1.5(a).

ARTICLE II

AWARDS UNDER THE PLAN

2.1           Agreements Evidencing Awards

Each Award granted under the Plan shall be evidenced by a written agreement (an “Award Agreement”), which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable.  By accepting an Award pursuant to the Plan, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2           Stock Options

(a)           General. The Committee may issue Awards in the form of options to acquire Company Stock (“Options”), which may be in the form of Non-Qualified Options or Incentive Stock Options hereunder.

(b)           Exercise Price. Each Award Agreement with respect to an Option shall set forth the amount per share (the “Option Exercise Price”) payable by the Participant to the Company upon exercise of the

Option. The Option Exercise Price shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant.

(c)           Exercisability.  Each Option shall become exercisable at the time determined by the Committee and set forth in the applicable Award Agreement. At the time of grant of an Option, the Committee may impose such restrictions or conditions to the exercisability of the Option as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. Subject to Section 2.2(d) hereof, the Committee shall determine and set forth in the applicable Award Agreement the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option.

(d)           Exercise.  An Option shall be exercised by delivering the form of notice of exercise provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier’s check or wire transfer; (B) in shares of Company Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise; (C) by a “net exercise” method under which the Company reduces the number of shares of Company Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Option Exercise Price; or (D) by any such other methods (including broker assisted cashless exercise) as the Committee may from time to time authorize; provided, however, that in the case of a Participant who is subject to Section 16 of the 1934 Act, the method of making such payment shall be in compliance with applicable law. Except as authorized by the Committee, any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.

(e)           Special Rules for Incentive Stock Options.  Incentive Stock Options may only be granted to employees of the Company and its Affiliates, in accordance with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or an Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 2.2(e), Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(f)           Termination of Services  In the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate for any reason other than (i) Cause, (ii) death or (iii) disability or retirement, each Option granted to such Participant, to the extent that it is exercisable at the time of such termination, shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Award Agreement, remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term. Each Option that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination (except as may be otherwise determined by the Committee). In the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate on account of the death, disability or, with respect to any Non-Qualified Stock Option, retirement of the Participant (in the case of disability or retirement as determined by the Committee), each Option granted to such Participant that is outstanding and vested as of the date of such termination shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Award Agreement, remain exercisable by the Participant (or such Participant’s legal representatives, heirs or legatees) for the one year period following such termination, but in no event following the expiration of its term. Each Option that remains unexercisable as of the date of a termination due to death, disability or retirement shall be terminated at the time of such termination (except as may be otherwise determined by the Committee). In the event of the termination of a Participant’s employment for Cause, each outstanding Option granted to such Participant shall terminate at the commencement of business on the date of such termination.

(g)           Transferability of Options.  Except as otherwise provided in an applicable Award Agreement evidencing an Option, during the lifetime of a Participant, each Option granted to a Participant shall be exercisable only by the Participant and no Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.  Notwithstanding the foregoing, the Committee may, in any applicable Award Agreement evidencing an Option (other than an Incentive Stock Option to the extent inconsistent with the requirements of section 422 of the Code applicable to Incentive Stock Options), permit a Participant to transfer all or some of the Options to (i) the Participant’s spouse, children or grandchildren (“immediate family members”), (ii) a trust or trusts for the exclusive benefit of such immediate family members, or (iii) other parties approved by the Committee in its absolute discretion.  Following any such transfer, any transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.  In addition, a Non-Qualified Stock Option shall be transferable pursuant to a “domestic relations order” as defined in the Code or Title I of the Employment Retirement Income Security Act of 1974, as amended, or related applicable regulations.

2.3           Stock Appreciation Rights

(a)           General. The Committee may issue Awards in the form of the right to receive, on exercise, an amount equal to the increase, if any, in the Fair Market Value of a share of Company Stock from the date of grant to the date of exercise, as further described below (a “Stock Appreciation Right”).

(b)           Stock Appreciation Right Grants in Connection with Options.  A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or, with respect to a Nonqualified Stock Option, at any time thereafter during the term of the Option, or may be granted unrelated to an Option. At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The term of a Stock Appreciation Right granted without relationship to an Option shall not exceed ten years from the date of grant. In addition, the exercise price of a Stock Appreciation Right shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant.

(c)           Surrender of Option upon Exercise of Related Stock Appreciation Right.  A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 2.3(e). Such Option will, to the extent surrendered, then cease to be exercisable.

(d)           Relationship Between Stock Appreciation Right and Related Option.  Subject to Section 2.3(i) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable. All Stock Appreciation Rights shall be non-transferable (except to the extent that such related Option may be transferable), except by will or the laws of descent and distribution or except as otherwise determined by the Committee for estate planning purposes.

(e)           Payment.  Upon the exercise of a Stock Appreciation Right whether related or unrelated to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i) the excess of the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over the exercise price of the Stock Appreciation Right, by

(ii) the number of shares as to which such Stock Appreciation Right is exercised.

(f)           Limit on Payment.  Notwithstanding subsection (e) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Award Agreement.

(g)           Form of Payment.  Payment of the amount determined under subsection (e) above may be made solely in whole shares of Company Stock valued at their Fair Market Value on the date of exercise of the

Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that payment will be made in shares of Company Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(h)           Adjustment or Replacement.  Other than with respect to an adjustment described in Section 1.5(d), in no event shall the exercise price with respect to a Stock Appreciation Right be reduced following the grant of a Stock Appreciation Right, nor shall a Stock Appreciation Right be cancelled in exchange for a replacement Stock Appreciation Right with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.

(i)           Termination of Services.  In the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate for any reason other than (i) Cause, (ii) death or (iii) disability or retirement, each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such termination, shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Award Agreement, remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term. Any Stock Appreciation Right that is not exercisable as of the date of such a termination shall be terminated at the time of such termination (except as may be otherwise determined by the Committee). In the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate on account of the death, disability or retirement of the Participant (in the case of disability or retirement as determined by the Committee), each Stock Appreciation Right granted to such Participant that is outstanding and vested as of the date of such termination shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Award Agreement, remain exercisable by the Participant (or such Participant’s legal representatives, heirs or legatees) for the one year period following such termination, but in no event following the expiration of its term. Each Stock Appreciation Right that remains unexercisable as of the date of a termination due to death, disability or retirement shall be terminated at the time of such termination (except as may be otherwise determined by the Committee). In the event of the termination of a Participant’s employment for Cause, each outstanding Stock Appreciation Right granted to such Participant shall terminate at the commencement of business on the date of such termination.

2.4           Restricted Stock

(a)           General. The Committee may issue Awards consisting of shares of Company Stock issued subject to restrictions as described below (“Restricted Stock”).

(b)           Price.  At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(c)           Vesting Date.    At the time of the grant of shares of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 2.4(i), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 2.4(e) shall lapse.

(d)           Conditions to Vesting.    At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The Committee may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

(e)           Restrictions on Transfer Prior to Vesting.  Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such shares, and all of the rights related thereto, shall be forfeited by the Participant.

(f)           Dividends on Restricted Stock.  The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(g)           Issuance of Certificates.  The Committee may, upon such terms and conditions as it determines, provide that (1) a certificate or certificates representing the shares underlying a Restricted Stock Award shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Agreement, (2) such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited or (3) the Participant’s ownership of the Restricted Stock shall be registered by the Company in book entry form.

(h)           Consequences of Vesting.  Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 2.4(e) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, which may bear a restrictive legend, if the Committee determines such a legend to be appropriate.

(i)           Effect of Termination of Employment (or Provision of Services).  Except as may otherwise be provided in the applicable Award Agreement, and subject to the Committee’s authority under Section 1.2 hereof, upon the termination of a Participant’s employment (or upon cessation of such Participant’s services to the Company) for any reason, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

2.5           Stock Units

(a)           General. The Committee may issue Awards in the form of rights to receive, at a future time, an amount equal to the Fair Market Value of a share of Company Stock (a “Stock Unit”).

(b)           Vesting Date.  At the time of the grant of Stock Units, the Committee shall establish a vesting date or vesting dates with respect to such Stock Units. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of the Stock Units imposed pursuant to Section 2.5(c) are satisfied, and subject to Section 2.5(d), upon the occurrence of the vesting date with respect to the Stock Units, such units shall vest.

(b)           Benefit Upon Vesting.  Unless otherwise provided in an Award Agreement, upon the vesting of Stock Units, the Participant shall be paid, within thirty (30) days of the date on which such units vest, an amount, in cash and/or shares of Company Stock, as determined by the Committee. In the case of Awards denominated in shares of Company Stock, the amount per Stock Unit shall be equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such Stock Units vest and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the Stock Units were granted and terminating on the date on which such units vest. In the case of Awards denominated in cash, the amount per Stock Unit shall be equal to the cash value of the Stock Unit on the date on which such Stock Units vest.

(c)           Conditions to Vesting.  At the time of the grant of Stock Units, the Committee may impose such restrictions or conditions to the vesting of such units as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria.

(d)           Effect of Termination of Employment (or Provision of Services).  Except as may otherwise be provided in the applicable Award Agreement, and subject to the Committee’s authority under to Section 1.2 hereof, Stock Units that have not vested, together with any dividend equivalents deemed to have been credited with respect to such unvested units, shall be forfeited upon the Participant’s termination of employment (or upon cessation of such Participant’s services to the Company) for any reason.

2.6           Stock Bonuses

(a)           General.  Subject to the requirements of Section 1(e), the Committee may issue Awards in the form Company Stock issued as bonus compensation (a “Stock Bonus”).

(b)           Issuance.  In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

2.7           Other Awards

Other forms of Award (“Other Awards”), valued in whole or in part by reference to, or otherwise based on, Company Stock, including, but not limited to, dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Stock Appreciation Rights) under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards, or the manner in which such Other Awards shall be settled (e.g., in shares of Company Stock or cash), or, subject to the requirements of Section 1(e), the conditions to the vesting and/or payment or settlement of such Other Awards (which may include, but not be limited to, achievement of performance goals based on one or more Business Criteria) and all other terms and conditions of such Other Awards.

2.8           ANNUAL DIRECTOR AWARDS

(a)           Annual Grants.  In addition to any other Awards granted under this Plan, as of the first business day immediately following the date of each annual stockholder’s meeting of the Company and until modified by the Board (the “Director Grant Date”), each non-employee director as of the applicable Director Grant Date shall be granted 10,000 Options (each, a “Director Stock Award”).

(b)           Terms of Director Stock Awards.  Each Director Stock Award shall be subject to the following terms, as well as such other terms and conditions as may be set forth in any applicable Award Agreement:

(i)           The Director Stock Award shall vest and be settled in four (4) substantially equal quarterly installments, with the first installment being issued on the later of (A) the last business day of the quarter in which the annual meeting occurs, and (B) ten (10) days following the date of the annual meeting.

(ii)           If an eligible director has a Termination of Service prior to full issuance of a Director Stock Award due to death or disability (as determined by the Board), such Director Stock Award shall be deemed fully vested and the director (or the director’s estate) shall be entitled to receive all remaining installments of the Director Stock Award, which shall be issued within thirty (30) days following the director’s Termination of Service. If an eligible director has a Termination of Service prior to full issuance of a Director Stock Award for any reason other than death or disability, any remaining installments shall be forfeited immediately upon the director’s Termination of Service.

2.9           CLAWBACK

Notwithstanding any provisions in this Plan or any award agreement to the contrary, any compensation, payments, or benefits provided hereunder (or profits realized from the sale of Common Stock relating to awards granted hereunder), whether in the form of cash or otherwise, shall be subject to a clawback to the extent necessary to comply with the requirements of any applicable law, including but not limited to, the Dodd-Frank Wall

Street Reform and Consumer Protection Act of 2010, Section 304 of the Sarbanes-Oxley Act of 2002, or any regulations promulgated thereunder.

ARTICLE III

DEFINITIONS

3.1           “1934 Act” is defined in Section 1.2(a).

3.2           “Affiliate” means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a fifty percent (50%) ownership interest or, where permissible under Section 409A of the Code, at least a twenty percent (20%) ownership interest; provided, however, for purposes of any grant of an Incentive Stock Option, “Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.

3.3           “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

3.4           “Award Agreement” is defined in Section 2.1.

3.5           “Board” is defined in Section 1.2(a).

3.6           “Business Criteria” shall mean (1) return on total stockholder equity; (2) earnings or book value per share of Company Stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization ("EBIT", "EBITA" or "EBITDA"); (5) inventory goals; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) earnings from continuing operations; (10) levels of expense, costs or liabilities; (11) unit level performance; (12) operating profit; (13) sales or revenues; (14) stock price appreciation; (15) total stockholder return; (16) implementation or completion of critical projects or processes; or (17) any combination of the foregoing. Where applicable, Business Criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Business Criteria may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Business Criteria shall be determined, where applicable and except as otherwise provided by the Committee, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Business Criteria in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

3.7           “Cause” shall mean:

(i)           to the extent that there is an employment, severance or other agreement governing the relationship between the Participant and the Company, which agreement contains a definition of “cause,” Cause shall have the meaning as defined therein; and otherwise,

(ii)           the Participant’s termination of employment or services by the Company on account of any one or more of the following:

(A)           the Participant’s willful and intentional repeated failure or refusal, continuing after notice that specifically identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from Participant’s incapacity due to physical or mental illness or other reasons beyond the control of Participant), and which failure or refusal results in demonstrable direct and material injury to the Company;

(B)           any willful and intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”), that results in demonstrable direct and material injury to the Company; and

(C)           conviction of (or a plea of nolo contendere to) an offense that is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud.

For purposes of determining whether Cause exists, no act, or failure to act, on a Participant’s part shall be deemed “willful” or “intentional” unless done, or omitted to be done, by such Participant in bad faith, and without reasonable belief that his or her action or omission was in the best interests of the Company.

Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity.  Any determination of whether a Participant’s employment is (or is deemed to have been) terminated for Cause for purposes of the Plan or any award hereunder shall be made by the Committee in its discretion.  If, subsequent to a Participant’s voluntary termination or involuntary termination without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, the Committee may deem such Participant’s employment to have been terminated for Cause.  A Participant’s termination for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

3.8           “Code” is defined in Section 1.2(a).

3.9           “Committee” is defined in Section 1.2(a).

3.10           “Company” is defined in Section 1.1.

3.11           “Company Stock” is defined in Section 1.5(a).

3.12           “Fair Market Value” shall be the closing price on any exchange or listing service on which the Company Stock is traded (or if the Company Stock is traded on multiple exchanges or listing services, the exchange or listing service on which the greatest volume of Company Stock is traded), and if no such price is reported for such day, the average of the high bid and low asked price of Company Stock as reported for such day.  If no quotation is made for the applicable day, the Fair Market Value of a share of Company Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day.  Notwithstanding the foregoing, if deemed necessary or appropriate by the Committee, the Fair Market Value of a share of Company Stock on any day shall be determined by such methods or procedures as shall be established from time to time by the Committee; provided that any such determination shall comply with regulations promulgated under Section 409A of the Code.

3.13           “Incentive Stock Option” means an Option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable award agreement.  Any option that is not specifically designated as an Incentive Stock Option shall under no circumstances be considered an Incentive Stock Option.

3.14           “Non-Qualified Option” means an Option that is not an Incentive Stock Option.

3.15           “Option” is defined in Section 2.2(a).

3.16           “Other Award” is defined in Section 2.7.

3.17           “Plan” is defined in Section 1.1.

3.18           “Plan Action” is defined in Section 4.2(a).

3.19           “Qualified Member” is defined in Section 1.2(a).

3.20           “Restricted Stock” is defined in Section 2.4(a).

3.21           “Rule 16b-3” is defined in Section 1.2(a).

3.22           “Stock Appreciation Right” is defined in Section 2.3(a).

3.23           “Stock Bonus” is defined in Section 2.6(a).

3.24           “Stock Unit” is defined in Section 2.5(a).

3.25           “Termination of Service” means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or an Affiliate for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Affiliates.  Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE IV

MISCELLANEOUS

4.1           Amendment of the Plan; Modification of awards

(a)           Amendment of the Plan.  The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the Participant (or, upon the Participant’s death, the person having the right to exercise the award).  For purposes of this Section 4.1, any action of the Board or the Committee that in any way alters or affects the tax treatment of any award or that in the sole discretion of the Board is necessary to prevent an award from being subject to tax under Section 409A of the Code shall not be considered to materially impair any rights of any Participant. The Board shall determine, in its sole discretion, whether to submit any amendment of the Plan to shareholders for approval; in making such determination it is expected that the Board will take into account the requirements of any exchange on which the Company Stock is listed, the prerequisites for favorable tax treatment to the Company and Participants of awards made under the Plan, and such other considerations as the Board deems relevant.

(b)           Modification of Awards.  The Committee may cancel any award under the Plan.  Subject to Section 1(e), the Committee also may amend any outstanding Award Agreement, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or vested or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Award Agreement; or (iii) waive or amend any applicable provision of the Plan or Award Agreement with respect to the termination of the award upon termination of employment or services, provided however, that no such amendment may lower the exercise price of an outstanding option.  However, any such cancellation or amendment (other than an amendment pursuant to paragraph 1.5(d)) that materially impairs the rights or materially increases the obligations of a Participant under an outstanding award shall be made only with the consent of the Participant (or, upon the Participant’s death, the person having the right to exercise the award).  Any modification of an award in a manner that would cause the award to be subject to tax under Section 409A of the Code shall be deemed null and void.

(c)           No Repricing Without Shareholder Approval.  Notwithstanding any provision herein to the contrary, the repricing of Options or Stock Appreciation Rights is prohibited without prior approval of the Company’s stockholders.  For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower its Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its Exercise Price is greater than the Fair Market Value of the underlying Company Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 1.5(d) above.  Such cancellation and exchange as described in clause (iii) of the preceding sentence would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

4.2           Consent Requirement

(a)           No Plan Action without Required Consent.  If the Committee shall at any time determine that any consent is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or exercise of other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken or permitted, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

(b)           Consent Defined.  The term “consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

4.3          Non-assignability

Except as expressly provided herein or by the terms of an Award Agreement: (a) no Award or right granted to any person under the Plan or under any Award Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution; and (b) all rights granted under the Plan or any Award Agreement shall be exercisable during the life of the Participant only by the Participant or the Participant’s legal representative.

4.4          Requirement of Notification of Election Under Section 83(b) of the Code

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b) of the Code), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

4.5          Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

Each Participant of an Incentive Stock Option shall notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

4.6          Withholding Taxes

(a)           With Respect to Cash Payments.  Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

(b)           With Respect to Delivery of Company Stock.  Whenever shares of Company Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the Participant remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto.  With the approval of the Committee, which approval shall be at the Committee’s sole discretion, the Participant may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld.  Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined.  Fractional share amounts shall be settled in cash.  Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

4.7          Limitations Imposed by Section 162(m)

Notwithstanding any other provision hereunder, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an award may be limited as a result of section 162(m) of the Code, the Committee may delay the exercise or payment, as the case may be, in respect of such options until thirty (30) days following the earlier to occur of (A) the Participant’s termination of employment and (B) the Company’s reasonable determination that the Company’s federal tax deduction in respect of the award will not be limited by reason of section 162(m).  In the event that a Participant exercises an option at a time when the Participant is a 162(m) covered employee, and the Committee determines to delay the exercise or payment, as the case may be, in respect of any such award, the Committee shall credit cash or, in the case of an amount payable in Company Stock, the Fair Market Value of the Company Stock, payable to the Participant to a book account.  The Participant shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution.  The Committee may credit additional amounts to such book account as it may determine in its sole discretion.  Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

4.8          Right of Discharge Reserved

Nothing in the Plan or in any Award Agreement shall confer upon any Participant the right to continue employment with the Company or affect any right that the Company may have to terminate such employment.

4.9         Nature of Payments

(a)           Consideration for Services Performed.  Any and all grants of awards and issuances of shares of Company Stock under the Plan shall be in consideration of services performed for the Company by the Participant.

(b)           Not Taken into Account for Benefits.  All such grants and issuances shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically otherwise provides.

4.10          Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive awards under the Plan and (b) the terms and provisions of awards under the Plan.

4.11         Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

 4.12          Section 409A

Notwithstanding anything to the contrary contained in the Plan, the Plan is intended to comply with Section 409A of the Code, and the provisions of the Plan shall be interpreted and construed such that the grants, awards, payments and benefits provided are either not subject to Section 409A of the Code or are in compliance with Section 409A of the Code.

4.13          Headings

Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

4.14          Effective Date and Term of Plan

(a)           Adoption; Stockholder Approval.  The Plan was adopted by the Board on May 3, 2011, subject to approval by the Company’s stockholders.  All awards under the Plan prior to such stockholder approval are subject in their entirety to such approval.  If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

(b)           Termination of Plan.  Unless sooner terminated by the Board or pursuant to paragraph (a) above, the provisions of the Plan respecting the grant of any award pursuant to which shares of Company Stock will be granted shall terminate on the tenth anniversary of the adoption of the Plan by the Board, and no such awards shall thereafter be made under the Plan.  All awards made under the Plan prior to the its termination of shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

4.15          Restriction on Issuance of Stock Pursuant to Awards

The Company shall not permit any shares of Company Stock to be issued pursuant to awards granted under the Plan unless such shares of Company Stock are fully paid and non-assessable, within the meaning of Section 152 of the Delaware General Corporation Law, except as otherwise permitted by Section 153(c) of the Delaware General Corporation Law.

4.16          Governing Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

4.17          Foreign Qualified Awards

Awards under the Plan may be granted to such employees of the Company and its Affiliates who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

4.18           Dividend Equivalents

For any Award granted under the Plan (other than an Option or a Stock Appreciation Right), the Committee shall have the discretion, upon the date of grant or thereafter, to establish a dividend equivalent account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment.  If a dividend equivalent account is established, the following terms shall apply:

(a)         Terms and Conditions.  Dividend equivalent accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement.  Such terms and conditions may include, without limitation, for the Participant’s account to be credited as of the record date of each cash dividend on the Company Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Company Stock then covered by the related Award if such shares of Company Stock had been owned of record by the Participant on such record date.

(b)         Unfunded Obligation.  Dividend equivalent accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

(c)         Performance Award Limitations.  Notwithstanding any other provision of the Plan to the contrary, amounts credited to a Participant’s dividend equivalent account with respect to any unvested portions of an Award whose vesting is subject to the achievement of specified Business Criteria or other performance-based goals shall be subject to the same vesting or forfeiture restrictions as the shares or units underlying the Award to which such dividend equivalents relate.